CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-180729 on Form N-1A of our report dated December 11, 2014, relating to the financial statements and financial highlights of the American Funds College Target Date Series, comprising the American Funds College 2030 Fund, American Funds College 2027 Fund, American Funds College 2024 Fund, American Funds College 2021 Fund, American Funds College 2018 Fund, American Funds College 2015 Fund and American Funds College Enrollment Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

December 29, 2014